July 16, 2010

Wells Fargo Funds Trust
Wells Fargo Variable Trust

Evergreen Equity Trust
Evergreen Fixed Income Trust
Evergreen International Trust
Evergreen Select Equity Trust
Evergreen Variable Annuity Trust

           Re:        Tax-Free Reorganization Opinion

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo Funds Trust, Wells Fargo Master Trust, and Wells Fargo Variable Trust (collectively, the “Wells Fargo Trusts”), each a Delaware statutory trust the series of which qualify as “regulated investment companies” within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with that certain Agreement and Plan of Reorganization between Wells Fargo Funds Trust, Wells Fargo Variable Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Municipal Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, Evergreen Select Money Market Trust, and Evergreen Variable Annuity Trust, dated as of March 1, 2010, and that certain Agreement and Plan of Reorganization between Wells Fargo Funds Trust, Wells Fargo Master Trust, Evergreen Equity Trust, Evergreen Select Equity Trust and Evergreen Select Fixed Income Trust, dated as of March 1, 2010 (together, the “Plans”), pursuant to which certain series of the Evergreen Trusts1 and certain series of the Wells Fargo Trusts (the “Target Funds”) shall combine with certain other series of the Wells Fargo Trusts (the “Acquiring Funds”).  The list of the Acquiring Funds and the corresponding Target Funds, as well as their respective Trusts, is set forth on Exhibit A.  Pursuant to the Plans, an Acquiring Fund shall acquire all of the assets and assume all of the liabilities of the corresponding Target Fund(s) in exchange for shares of beneficial interest of the Acquiring Fund (as to all Acquiring Funds and the corresponding Target Funds, the “Reorganization”).  You have asked for our opinion on certain U.S. federal income tax consequences of the Reorganization.  This opinion is solely for the benefit of the Acquiring Funds, the Target Funds and their respective shareholders, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.  Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them (or

1The Evergreen Trusts include Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Municipal Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, Evergreen Select Money Market Trust, and Evergreen Variable Annuity Trust.

defined by reference) in the certificates delivered to us by the Wells Fargo Trusts and the Evergreen Trusts for themselves and on behalf of the Acquiring Funds and Target Funds (the “Certificate of Representations”).

In our capacity as special tax counsel to the Wells Fargo Trusts and for purposes of rendering this opinion, we have examined and relied upon, with your consent: (i) the Plans, (ii) the Certificates of Representations, (iii) the Proxies/Prospectuses, and (iv) such other documents we considered relevant to our analysis.  We have assumed that all parties to the Plans and to any other documents examined by us have acted, and will act, in accordance with the terms of the Plans and such other documents without waiver of material terms or conditions set forth therein.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed, in rendering the opinion set forth below, that any representation of fact in the documents upon which we have relied that is made “to the knowledge” or similarly qualified is correct without such qualification.

On the basis of, and subject to the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that the Reorganization with respect to each Acquiring Fund and the corresponding Target Fund(s) will qualify as a reorganization within the meaning of Section 368(a) of the Code.

This opinion is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions all as of even date herewith.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some issues under existing law that could significantly affect our opinion have not yet been addressed authoritatively by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

In addition, the opinion set forth herein is based upon facts and circumstances as they exist as of the date hereto, and any change in the facts as set forth herein, or in existing law or the investments of the funds, could affect the opinion expressed herein, perhaps adversely.  We assume no obligation to update or supplement such opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

Pursuant to U.S. Treasury Circular 230, you are hereby informed that the U.S. federal tax advice contained herein (i) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding U.S. tax penalties and (ii) is written in connection with the Plans.  Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

We hereby consent to the use of our name under the captions “Tax Information” and “Qualification of the Mergers as Tax-Free ‘Reorganizations’ Under the Internal Revenue Code” in the Proxies/Prospectuses and to the use of this opinion for filing as Exhibit 12 to the Registration Statements. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                                                                                    Very truly yours,

                                                                                    PROSKAUER ROSE LLP

Target Fund	Target Trust	Acquiring Fund	Acquiring Trust
Evergreen VA Core Bond Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage VT Total Return Bond Fund	Wells Fargo Variable Trust
Evergreen VA Omega Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage VT Omega Growth Fund	Wells Fargo Variable Trust
Wells Fargo Advantage VT Large Company Growth Fund	Wells Fargo Variable Trust	Wells Fargo Advantage VT Omega Growth Fund	Wells Fargo Variable Trust
Evergreen VA Special Values Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage CT Small Cap Value Fund	Wells Fargo Variable Trust
Evergreen VA Growth Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage VT Small Cap Growth Fund	Wells Fargo Variable Trust
Evergreen VA International Equity Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage VT International Core Fund	Wells Fargo Variable Trust
Wells Fargo Advantage VT Equity Income Fund	Wells Fargo Variable Trust	Wells Fargo Advantage VT Intrinsic Value Fund	Wells Fargo Variable Trust
Wells Fargo Advantage VT C&B Large Cap Value Fund	Wells Fargo Variable Trust	Wells Fargo Advantage VT Intrinsic Value Fund	Wells Fargo Variable Trust
Evergreen VA Fundamental Large Cap Fund	Evergreen Variable Annuity Trust	Wells Fargo Advantage VT Core Equity Fund	Wells Fargo Variable Trust
Wells Fargo Advantage VT Large Company Core Fund	Wells Fargo Variable Trust	Wells Fargo Advantage VT Core Equity Fund	Wells Fargo Variable Trust
Evergreen Intrinsic Value Fund	Evergreen Equity Trust	Wells Fargo Advantage Intrinsic Value Fund	Wells Fargo Funds Trust
Evergreen Enhanced S&P 500 Fund	Evergreen Equity Trust	Wells Fargo Advantage Disciplined U.S. Core Fund	Wells Fargo Funds Trust
Evergreen Fundamental Large Cap Fund	Evergreen Equity Trust	Wells Fargo Advantage Core Equity Fund	Wells Fargo Funds Trust
Evergreen Strategic Growth Fund	Evergreen Select Equity Trust	Wells Fargo Advantage Strategic Large Cap Growth Fund	Wells Fargo Funds Trust
Evergreen Omega Fund	Evergreen Equity Trust	Wells Fargo Advantage Omega Growth Fund	Wells Fargo Funds Trust
Evergreen Golden Core Opportunities Fund	Evergreen Equity Trust	Wells Fargo Advantage Small/Mid Cap Core Fund	Wells Fargo Funds Trust
Evergreen Global Large Cap Equity Fund	Evergreen International Trust	Wells Fargo Advantage Disciplined Global Equity Fund	Wells Fargo Funds Trust
Evergreen Global Opportunities Fund	Evergreen International Trust	Wells Fargo Advantage Global Opportunities Fund	Wells Fargo Funds Trust
Evergreen Intrinsic World Equity Fund	Evergreen International Trust	Wells Fargo Advantage Intrinsic World Equity Fund	Wells Fargo Funds Trust
Evergreen Health Care Fund	Evergreen Equity Trust	Wells Fargo Advantage Precious Metals Fund	Wells Fargo Funds Trust
Evergreen Precious Metals Fund	Evergreen International Trust	Wells Fargo Advantage Precious Metals Fund	Wells Fargo Funds Trust
Evergreen Utility and Telecommunications Fund	Evergreen Equity Trust	Wells Fargo Advantage Utility and Telecommunications Fund	Wells Fargo Funds Trust
Evergreen Diversified Capital Builder Fund	Evergreen Equity Trust	Wells Fargo Advantage Diversified Capital Builder Fund	Wells Fargo Funds Trust
Evergreen Diversified Income Builder Fund	Evergreen Fixed Income Trust	Wells Fargo Advantage Diversified Income Builder Fund	Wells Fargo Funds Trust
Evergreen Growth Fund	Evergreen Equity Trust	Wells Fargo Advantage Traditional Small Cap Growth Fund	Wells Fargo Funds Trust
Evergreen Small-Mid Growth Fund	Evergreen Equity Trust	Wells Fargo Advantage Growth Opportunities Fund	Wells Fargo Funds Trust
Evergreen Special Values Fund	Evergreen Equity Trust	Wells Fargo Advantage Special Small Cap Value Fund	Wells Fargo Funds Trust
Evergreen Small Cap Value Fund	Evergreen Equity Trust	Wells Fargo Advantage Special Small Cap Value Fund	Wells Fargo Funds Trust
Evergreen Equity Income Fund	Evergreen Equity Trust	Wells Fargo Advantage Classic Value Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Specialized Financial Services Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Classic Value Fund	Wells Fargo Funds Trust
Evergreen Disciplined Value Fund	Evergreen Equity Trust	Wells Fargo Advantage Disciplined Value Fund	Wells Fargo Funds Trust
Wells Fargo Advantage U.S. Value Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Disciplined Value Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Equity Income Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Disciplined Value Fund	Wells Fargo Funds Trust
Evergreen Golden Large Cap Core Fund	Evergreen Equity Trust	Wells Fargo Advantage Large Cap Core Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Large Company Core Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Large Cap Core Fund	Wells Fargo Funds Trust
Evergreen Large Company Growth Fund	Evergreen Equity Trust	Wells Fargo Advantage Premier Large Company Growth Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Large Company Growth Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Premier Large Company Growth Fund	Wells Fargo Funds Trust
Evergreen Emerging Markets Growth Fund	Evergreen International Trust	Wells Fargo Advantage Emerging Markets Equity Fund II	Wells Fargo Funds Trust
Wells Fargo Advantage Emerging Markets Equity Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Emerging Markets Equity Fund II	Wells Fargo Funds Trust
Wells Fargo Advantage Growth Equity Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Diversified Equity Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Large Cap Appreciation Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Capital Growth Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Aggressive Allocation Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Growth Balanced Fund	Wells Fargo Funds Trust
Evergreen Equity Index Fund	Evergreen Select Equity Trust	Wells Fargo Advantage Index Fund	Wells Fargo Funds Trust
Evergreen Fundamental Mid Cap Value Fund	Evergreen Equity Trust	Wells Fargo Advantage Mid Cap Disciplined Fund	Wells Fargo Funds Trust
Evergreen Mid Cap Growth Fund	Evergreen Equity Trust	Wells Fargo Advantage Mid Cap Growth Fund	Wells Fargo Funds Trust
Evergreen International Equity Fund	Evergreen International Trust	Wells Fargo Advantage International Core Fund	Wells Fargo Funds Trust
Evergreen Asset Allocation Fund	Evergreen Equity Trust	Wells Fargo Advantage Asset Allocation Fund	Wells Fargo Funds Trust